UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 26, 2008

Kentucky USA Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

321 Somerset Road, Suite 1, London, Kentucky	40741
(Address of principal executive offices)	(Zip Code)

(606) 878-5987
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement

On September 26, 2008, Kentucky USA Energy, Inc. (the “Company”) entered into a Base Contract for Sale and Purchase of Natural Gas with Atmos Energy Corporation (“Atmos”). As contemplated by this agreement, Atmos will purchase the Company’s production of gas from the Company’s wells that the Company is drilling into the New Albany Shale formation on its properties located in the Illinois Basin of western Kentucky.

Atmos will purchase the gas produced from the Company’s wells. This gas will be purchased on a delivered basis into Atmos’ utility system or the pipeline system that it manages. Atmos has agreed to pay the Company ninety-five percent (95%) of the price per million Btu (“MMBtu”) for delivered volumes equal to the published Platt’s, gas Daily, Daily price survey Midpoint, under the subheading Louisiana-Onshore South, Texas Gas, zone SL, less the incremental cost of third party transportation, processing, or blending, if any.

The agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Base Contract for Sale and Purchase of Natural Gas by and between Kentucky USA Energy, Inc. and Atmos Energy Corporation, together with all attachments thereto.

99.1	Press release dated October 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Date: October 17, 2008	By:	/s/ Steven Eversole
Steven Eversole
Chief Executive Officer